UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

ProPetro Holding Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROPETRO HOLDING CORP. Annual Meeting of Stockholders Tuesday May 20, 2025, 10:00 AM Central Time To be held 2518 FM 307 Midland, Texas 79706 For a convenient way to view proxy materials, VOTE, and obtain directions to attend the meeting go to: https://web.viewproxy.com/propetro/2025 To vote your proxy while visiting this site, you will need the 11 digit control number in the box on this page. This communication presents only an overview of the more complete proxy materials that are available to you on the internet. This is not a Proxy Card. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet. If you want to receive a paper or Email copy of the proxy materials, you must request one, there is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before May 13, 2025. PLEASE VOTE NOW! SEE REVERSE FOR FULL AGENDA Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report. Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting To Be Held On May 20, 2025 For Stockholders of record as of March 24, 2025. Internet: https://web.viewproxy.com/propetro/2025 Phone: 1-866-648-8133 Email: requests@viewproxy.com * If requesting material by Email, please send a blank Email with the 11 digit control number (located below) in the subject line. No other requests, instructions OR other inquiries should be included with your Email requesting material. Scan QR Code for Digital Voting ORDER PAPER MATERIALS, USE ONE OF THE FOLLOWING METHODS. CONTROL NUMBER PROPETRO HOLDING CORP. Mr AB Sample Sample Street Sample Town Sampleshire, XXX XXX Mr AB Sample Sample Street Sample Town

Annual Meeting of Stockholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: “FOR” ALL NOMINEES SET FORTH IN PROPOSAL 1, “FOR” PROPOSALS 2, 4 AND 5 AND “ONE YEAR” FOR PROPOSAL 3. Proposal 1: Election of nine director nominees to serve for a one-year term. 1. Phillip A. Gobe 2. Samuel D. Sledge 3. Spencer D. Armour III 4. Mark S. Berg 5. Anthony J. Best 6. G. Larry Lawrence 7. Mary P. Ricciardello 8. Michele Vion 9. Alex V. Volkov Proposal 2: Approval, on an advisory basis, of the compensation of our Named Executive Officers. (recommend FOR) Proposal 3: Approval, on an advisory basis, of the frequency of future advisory votes on the compensation of our Named Executive Officers. Options: One Year; Two Years; Three Years or Abstain (recommend ONE YEAR) Proposal 4: Approval of the Second Amended and Restated 2020 Long-Term Incentive Plan. (recommend FOR) Proposal 5: Ratification of the appointment of RSM US LLP as our independent, registered public accounting firm for the fiscal year ending December 31, 2025. (recommend FOR) ProPetro Holding Corp.